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                                                                   EXHIBIT 10.14

                                   AGREEMENT

     THIS AGREEMENT dated as of December 23, 1998 ("Agreement") among
Green Mountain Energy Resources L.L.C., a Delaware limited liability company (the "Company"), Green Mountain Power Corporation, a Vermont corporation ("GMP"), Green Mountain Resources, Inc., a Delaware corporation ("GMR"), and Green Funding I, L.L.C., a Delaware limited liability company ("GFI" and, together with the Company, GMP, and GMR, the "Parties").

                                   WITNESSETH

     WHEREAS, GMR and GFI are the sole Members of the Company; and

     WHEREAS, GMR is a wholly-owned subsidiary of GMP; and

     WHEREAS, the Parties desire to terminate an Agreement dated as of August 6, 1997 among GMP, the Company and GFI ("1997 Agreement") and replace it in its entirety with this Agreement; and

     WHEREAS, GMR desires to sell, and the Company desires to purchase, GMR's Interest in the Company in the manner set forth herein.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Operating Agreement of the Company dated as of August 6, 1997 between GMR and GFI (the "Operating Agreement"); provided, however, that references to GMP, GMR and GFI shall include the respective Affiliates of each (other than the Company).

2. Unregulated Energy Business. For seven years from the Effective Date, GMP may not engage outside Vermont in any unregulated marketing or sale for consumption by the ultimate purchaser of electricity or gas. GMP may engage in any activity not prohibited in the immediately preceding sentence, including the sale or leasing of hot water heaters and power quality equipment, the design, manufacture and sale of wastewater treatment facilities, equipment and services and investment in and management of energy efficient installations and wind generation, hydro-power and gas-fired electricity generation projects.

3. Use of Name "Green Mountain." From and after the date hereof, GMP shall not use any name that includes the words "Green" and "Mountain" in connection with any activity carried on by GMP; provided that nothing herein shall preclude GMP from using (i) any name that includes the word "Green" or "Mountain" in connection with any activity carried on by GMP within or outside Vermont, (ii) the name "Green Mountain Power Corporation", or the name "Green Mountain Power", or a name that includes "Green Mountain Power" but does not include "Energy" or "Resources", in connection with any activity carried on by GMP solely within
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Vermont or (iii) "GMP" or a name that includes "GMP" in connection with any activity carried on by GMP within or outside Vermont.

4. Transfer of Interest/Resignation. Upon GMR's receipt of Five Hundred Thousand ($500,000) Dollars pursuant to paragraph 5 of this Agreement, GMR shall transfer to the Company its Interest in the Company and, notwithstanding Section
7.01 of the Operating Agreement, shall withdraw as, and shall thereafter cease to be, a Member of the Company. GMP and GMR shall cause Christopher L. Dutton to tender his resignation as a member of the Management Committee of the Company on the date of execution of this Agreement, effective as of the date of GMR' s receipt of Five Hundred Thousand ($500,000) Dollars pursuant to paragraph 5 of this Agreement.

5. Payment. The Company shall pay GMR One Million ($1,000,000) Dollars, as follows: (1) Five Hundred Thousand ($500,000) Dollars shall be paid on January 4, 1999, and (2) Five Hundred Thousand ($500,000) Dollars shall be paid on or before February 15, 1999. The Parties agree that if for any reason the Company fails to pay One Million ($1,000,000) Dollars to GMR by February 28, 1999, this Agreement and the 1997 Agreement shall be terminated and no longer of any force or effect.

6.   Releases.  (a)  The Company and GFI.  In consideration for the mutual
                     -------------------
agreements contained herein, the receipt and adequacy of which is hereby acknowledged, each of the Company and GFI, on behalf of itself and each of its respective Affiliates, intending to be legally bound, having been represented by counsel and having been fully and adequately informed as to the facts, consequences and circumstances surrounding this Agreement, does hereby release and forever discharge GMP, GMR, and all Affiliates, stockholders, partners, members, directors, officers, representatives, employees, agents, successors and assigns of GMP or GMR (each, a "Released GMP Party") from any and all claims, actions, causes of action, suits, obligations, agreements, debts and other liabilities, contingent or fixed, known or unknown, against any such person, in any and all capacities, arising out of or in connection with, directly or indirectly, the business and affairs of, or any transactions or proposed transactions by or involving, or the purchase or ownership of membership interests in, or the Operating Agreement, or any direct or indirect lending relationships with, the Company, in any case from the beginning of time through the date hereof; provided, however, in no event will this Release discharge, waive or release any liability of or claim against any Released GMP Party arising out of or in connection with a breach by such Released GMP Party of any representation, warranty or covenant or other obligation of such Released GMP Party contained in this Agreement. Each of the Company and GFI hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Released GMP Party, based upon any matter purported to be released hereby. Without in any way limiting any of the rights and remedies otherwise available to any Released GMP Party, each of the Company and GFI will indemnify, defend and hold each Released GMP Party harmless from and against all liabilities resulting or arising from, relating to or incurred in connection with the assertion by or on behalf of the Company or GFI or any of their respective Affiliates of (i) any claim or other matter purported to be released pursuant hereto and (ii) the assertion by any third party of any claim or demand against any Released GMP Party which claim or demand arises

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directly or indirectly from, or in connection with, any assertion by or on behalf of the Company or GFI or any of their respective Affiliates against such third party of any claims or other matters purported to be released pursuant hereto.

(b)  GMP and GMR.  In consideration for the mutual agreements contained herein,
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the receipt and adequacy of which is hereby acknowledged, each of GMP and GMR, on behalf of itself and each of its respective Affiliates, intending to be legally bound, having been represented by counsel and having been fully and adequately informed as to the facts, consequences and circumstances surrounding this Agreement, does hereby release and forever discharge the Company, GFI, and all Affiliates, stockholders, partners, members, directors, officers, representatives, employees, agents, successors and assigns of the Company or GFI (each, a "Released Company Party") from any and all claims, actions, causes of action, suits, obligations, agreements, debts and other liabilities, contingent or fixed, known or unknown, against any such person, in any and all capacities, arising out of or in connection with, directly or indirectly, the business and affairs of, or any transactions or proposed transactions by or involving, or the purchase or ownership of membership interests in, or the Operating Agreement, or any direct or indirect lending relationships with, the Company, in any case from the beginning of time through the date hereof; provided, however, in no event will this Release discharge, waive or release any liability of or claim against any Released Company Party arising out of or in connection with a breach by such Released Company Party of any representation, warranty or covenant or other obligation of such Released Company Party contained in this Agreement. Each of the GMP and GMR hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Released Company Party, based upon any matter purported to be released hereby. Without in any way limiting any of the rights and remedies otherwise available to any Released Company Party, each of the GMP and GMR will indemnify, defend and hold each Released Company Party harmless from and against all liabilities resulting or arising from, relating to or incurred in connection with the assertion by or on behalf of GMP or GMR or their respective Affiliates of (i) any claim or other matter purported to be released pursuant hereto and (ii) the assertion by any third party of any claim or demand against any Released Company Party which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of GMP or GMR or any of their respective Affiliates against such third party of any claims or other matters purported to be released pursuant hereto.

(c)  Effective Date.  The provisions of this paragraph 6 shall not become
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effective until the date the entire sum referenced in paragraph 5 shall be paid by the Company to GMR.

7.   Miscellaneous.  (a)  Governing Law. THIS AGREEMENT AND (UNLESS
                          -------------
OTHERWISE EXPRESSLY PROVIDED) ALL AMENDMENTS AND SUPPLEMENTS TO, AND ALL CONSENTS AND WAIVERS PURSUANT TO, THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

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(b)  Severability.  If any provision of this Agreement shall be held to be
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invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(c)  Entire Agreement.  This instrument contains the entire agreement of the
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parties relating to the rights granted and obligations assumed in this Agreement and supercedes all prior agreements and understandings, including the 1997 Agreement, relating to the subject matter hereof, which prior agreements and understandings shall be of no further force and effect; provided that this Agreement shall not nullify any agreement pursuant to which GMP or GMR transferred or assigned any tangible or intangible property or contract rights or consented to the employment by the Company of any personnel necessary to the conduct of the Company's business.

(d)  Modification.  No change or amendment or modification of this Agreement
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shall be of any force and effect unless such change or modification is in writing and has been signed by each of the Parties hereto.

(e)  Limitation of Rights of Others: Successors and Assigns.  No person other
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than a Party hereto, its successors and assigns, a Released GMP Party or a
Released Company Party, shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. This Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective successors and assigns.

(f)  Termination.  The provisions of paragraphs 2 and 3 shall terminate and be
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of no force and effect if the Company is no longer engaged in any meaningful activities that are intended to produce, directly or indirectly, business revenues, or grow and develop the Company's assets, and no successor or assignee of the Company is engaged in such activities, nor is the Company or any successor seeking to assign or transfer any substantial portion of its assets to any successor or assignee who can be expected to conduct such activities.

(g)  Counterparts.  This Agreement may be executed in counterparts, each of
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which shall be deemed an original, but all of which shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the undersigned have set their hands this ____ day of
December, 1998.


                         GREEN MOUNTAIN ENERGY RESOURCES L.L.C.


                         By:       /s/ M. David White
                            ----------------------------------------------------
                            M. David White, President



                         GREEN MOUNTAIN POWER CORPORATION


                         By:       /s/ Christopher L. Dutton
                            ----------------------------------------------------
                            Christopher L. Dutton, President



                         GREEN MOUNTAIN RESOURCES, INC.


                         By:       /s/ Christopher L. Dutton
                            ----------------------------------------------------
                            Christopher L. Dutton, President



                         GREEN FUNDING I, L.L.C.


                         By:       /s/ Evan Wyly
                            ----------------------------------------------------
                            Evan Wyly, Manager

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